UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15th, 2021

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 15th, 2021, the Board of Directors appointed Dr. Gil Feiler as an Independent Board Member, joining Dr. Inbar Maymon Pomeranchik.

Dr. Gil Feiler, 63, brings over 25 years of executive experience of the highest caliber, is a Director of the Bank of Georgia, formerly Board member of First International Bank of Israel, advisor for the government of Ras Al Khaimah, UAE, Alumni of the US State Dept International Visitor Leadership Program, as well as known author of numerous publications on regional economics and business relations. Mr. Feiler holds a BA, master’s degree and PhD from University of Tel Aviv. Mr. Feiler is also the head of the company’s Advisory Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Current Report.

Exhibit Number	Description

10.1	Board of Director’s Resolution Appointing Dr. Gil Feiler as Independent Board Member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 19th, 2021	CANNABICS PHARMACEUTICALS, INC.

	By:	/s/ Eyal Barad
	Name:	Eyal Barad
	Title:	Chief Executive Officer